                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                                (Amendment No. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ]   Preliminary proxy statement.

[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

[X]   Definitive proxy statement.

[ ]   Definitive additional materials.

[ ]   Soliciting material under Section 240.14a-12

                          THIRD WAVE TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

      (2)   Aggregate number of securities to which transaction applies:

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      (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

      (4)   Proposed maximum aggregate value of transaction:

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      (5)   Total fee paid:

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      [ ]   Fee paid previously with preliminary materials.

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      [ ]   Check box if any part of the fee is offset as provided by Exchange
            Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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      (1)   Amount Previously Paid:

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      (2)   Form, Schedule or Registration Statement No.:

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      (3)   Filing Party:

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      (4)   Date Filed:
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

                          THIRD WAVE TECHNOLOGIES, INC.

                                  ------------

                  NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 13, 2006

                                  ------------

To our Stockholders:

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Third Wave Technologies, Inc., a Delaware corporation (the "Company"), will be held at the offices of the Company, 502 South Rosa Road, Madison, Wisconsin 53719 on June 13, 2006, at 9:00 a.m., local time, for the following purposes:

          - To elect two directors to serve for a term of three years expiring at the 2009 annual meeting of stockholders or until his successor is elected and qualified;

          - To ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2006; and

          - To transact any other business that is properly presented at the meeting.

     The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record at the close of business on April 14, 2006, are entitled to notice of and to vote at this meeting.

     All stockholders are invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to sign and return the enclosed proxy as promptly as possible in the postage prepaid envelope enclosed for that purpose. Any stockholder entitled to vote and attending the meeting may vote in person even if a proxy is returned.

                                        By Order of the Board of Directors,

                                        /s/ KEVIN T. CONROY
                                        KEVIN T. CONROY
                                        President and Chief Executive Officer

May 5, 2006

                          THIRD WAVE TECHNOLOGIES, INC.



                                  ------------

                             PROXY STATEMENT FOR THE
                     2006 ANNUAL MEETING OF THE STOCKHOLDERS


                                  ------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of Third Wave Technologies, Inc. (the "Company", "us", "we", "our" or "Third Wave") for use at the annual meeting of stockholders to be held on Tuesday, June 13, 2006, at 9:00 a.m., local time, or at any adjournment or adjournments thereof, for the purposes set forth herein and in the accompanying notice of annual meeting of stockholders. The annual meeting will be held at the principal executive offices of the Company at 502 South Rosa Road, Madison, Wisconsin 53719. The telephone number at that location is (608) 273-8933.

     These proxy solicitation materials are being mailed on or about May 5, 2006, to all stockholders entitled to vote at the meeting.

RECORD DATE

     Stockholders of record at the close of business on April 14, 2006, the record date for the meeting, are entitled to notice of and to vote at the meeting. At the record date, 41,404,827 shares of the Company's common stock were issued and outstanding.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a duly executed proxy bearing a later date, by attending the stockholder meeting and voting in person, or by delivering to the Secretary of the Company, at the Company's principal executive offices, a written notice of revocation.

VOTING AND SOLICITATION

     Each stockholder is entitled to one vote for each share held as of the record date for the meeting.

     The cost of soliciting proxies will be borne by the Company. The Company expects to reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and employees, without additional compensation, personally or by telephone, e-mail, facsimile or other means of communication. We have engaged Georgeson & Co. to assist us in distributing materials for a fee estimated at $5,000, plus reimbursement of out-of-pocket expenses.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The presence, either in person or by proxy, of the holders of a majority of the total outstanding shares of common stock as of the record date will constitute a quorum at the annual meeting. Abstaining votes and broker non-votes are counted for purposes of establishing a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular matter because the nominee has not received instructions from the beneficial owner and does not have discretionary voting power for that particular item.

     In the election of directors, the two director nominees receiving the most affirmative votes of the shares of common stock present or represented and entitled to vote at the meeting will be elected as directors. The affirmative vote of a majority of the shares of common stock present or represented and entitled to vote is required to ratify the selection of Grant Thornton LLP as the independent public accounting firm to audit the financial statements of the Company.

     An abstaining vote in the election of directors is not counted and therefore has no effect on the election; however, an abstaining vote on all other proposals will have the same effect as a negative vote on the proposal. A broker non-vote on any proposal, including the election of directors, will not be included in the tabulation of the voting results and therefore does not affect the outcome of the vote.

     Any proxy that is returned using the form of proxy enclosed and that is not marked as to a particular item will be voted for the election of the nominees named in this proxy statement, for the ratification of the appointment of the independent auditors, as the case may be, with respect to the items not marked, and as the proxy holders deem advisable on other matters that may come before the meeting.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     To have a proposal intended to be presented at the Annual Meeting of Stockholders to be held in 2007 be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting, a stockholder must deliver written notice of such proposal in writing to the Secretary of the Company no later than January 7, 2007.

     In addition, the bylaws provide that if a stockholder desires to submit a proposal for consideration at the 2007 Annual Meeting of Stockholders, or to nominate persons for election as director at that meeting, or both, the stockholder must deliver written notice of such proposal or nomination in writing in the form specified by the bylaws to the Secretary of the Company no later than January 7, 2007 or such proposal will be considered untimely. The bylaws further provide that the presiding officer of the meeting shall refuse to acknowledge any untimely proposal or nomination. Additionally, under applicable SEC rules the persons named in the proxy statement and form of proxy for the 2007 Annual Meeting of Stockholders would have discretionary authority to vote on any such untimely nomination or proposal.

                              ELECTION OF DIRECTORS

     The Company's board of directors currently consists of seven members and is divided into three classes serving terms of three years. Stockholders elect one class of directors at each annual meeting. Two directors are to be elected at this annual meeting to hold office until the 2009 annual meeting of stockholders or until a successor has been duly elected and qualified. The board of directors has nominated Gordon Brunner and Lawrence Murphy for re-election as directors. Mr. Neis, whose term as director expires at the annual meeting, has chosen not to stand for re-election after twelve years of service as a director and the board has decided not to fill this position at this time.

     If a nominee for director at the annual meeting becomes unavailable or declines to serve as a director at the time of the annual meeting, the proxy holders will vote the proxies in their discretion for any nominee who is designated by the current board of directors to fill the vacancy. Mr. Brunner and Mr. Murphy each have indicated their continued willingness and desire to serve as directors and we have no reason to expect that either nominee will be unable to serve as a director if so elected.

     The names of the nominees for election to the board of directors at the annual meeting, and the other members of the board of directors, their ages as of the record date for the meeting, and certain information about them are set forth below.

                        DIRECTORS - TERMS ENDING IN 2006


NAME                        AGE             PRINCIPAL OCCUPATION
----                        ---             --------------------


Gordon F. Brunner(1)         67   Retired; Former Senior Vice President,
  (3)(4).................         Chief Technology Officer, and member of
                                  the Board of Directors of Procter &
                                  Gamble Company; Partner, Cincinnati
                                  Living Longer ProActive Health Center
Lawrence Murphy(1)(2)....    63   Independent Business Consultant, former
                                  executive vice president and secretary
                                  of Core Industries, Inc.
John Neis(1)(2)..........    50   Senior Partner, Venture Investors LLC

                        DIRECTORS - TERMS ENDING IN 2007


NAME                        AGE             PRINCIPAL OCCUPATION
----                        ---             --------------------


Kevin T. Conroy..........    40   President and Chief Executive Officer,
                                  Third Wave Technologies, Inc.
David A. Thompson(1)(3)..    64   Retired; Former Senior Vice President &
                                  President, Diagnostic Division, Abbott
                                  Laboratories


                        DIRECTORS - TERMS ENDING IN 2008


NAME                        AGE             PRINCIPAL OCCUPATION
----                        ---             --------------------


James Connelly(2)(4).....    59   Partner, Foley & Lardner
Lionel Sterling(2)(3)....    68   President, Equity Resources, Inc.


--------

  (1) Member of the compensation committee

  (2) Member of the audit committee

  (3) Member of the nominating and governance committee

  (4) Member of the innovation and technology committee

NOMINEES FOR ELECTION FOR TERMS ENDING IN 2009

     Gordon F. Brunner has served as a director since January 2003. Mr. Brunner served as Chief Technology Officer as well as a member of the board of directors of the Procter & Gamble Company, until his retirement after 40 years of service. He has extensive experience leveraging innovative technology platforms to the pharmaceutical, over-the-counter and consumer markets. He received a B.S. degree in biochemical engineering from the University of Wisconsin-Madison and an M.B.A. degree from Xavier University. Mr. Brunner is a partner in the Cincinnati Living Longer ProActive Health Center and serves as a director of one other public company, Scotts Miracle-Gro Corporation, as well as privately-held Iams Imaging and Beverage Holdings, LLC. He also serves on the boards for Christ Hospital (Cincinnati, Ohio), the Wisconsin Alumni Research Foundation and Xavier University.

     Lawrence Murphy was appointed to the Third Wave board of directors in January 2006. Mr. Murphy, an independent business consultant, brings to Third Wave's board more than 30 years of business experience in strategic partnerships, mergers and acquisitions, operations, finance, law and administration. He has served as the lead business advisor on significant transactions for his clients, including Jabil Circuit Inc., a publicly-held
(NYSE) global electronics manufacturing service company with more than $7 billion in revenue. Mr. Murphy served as executive vice president and secretary of Core Industries, Inc., a publicly-held (NYSE) diversified manufacturer, from 1981 until its sale in 1997. He was a practicing attorney and certified public accountant before joining Core Industries. He received a B.S. degree in accounting from the University of Detroit Mercy and a J.D., cum laude, from Wayne State University Law School. Mr. Murphy serves as a director of one other public company, Jabil Circuit, Inc.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES.

DIRECTORS WHOSE TERMS EXTEND BEYOND THE ANNUAL MEETING

     James Connelly was appointed to the Third Wave board of directors in July 2005. Mr. Connelly is a partner in the Foley & Lardner law firm, where he served as founding chairman of the health law practice. He brings to Third Wave more than 25 years of experience providing strategic business and legal advice to large health care networks, clinics and laboratories. He also has advised a number of emerging biotechnology and life sciences companies. Mr. Connelly earned his bachelor's degree from Marquette University and his law degree from the Georgetown University Law Center. He has served as a director and chairman of the board of numerous privately-held businesses and currently serves on the board of trustees of Ripon College.

     Kevin Conroy has served as our President and Chief Executive Officer and as one of our directors since December 2005. Mr. Conroy joined Third Wave as Vice President of Legal Affairs in July 2004 and served as General Counsel from October 2004 to December 2005. Prior to joining Third Wave, Mr. Conroy worked for GE Healthcare, where he oversaw the development and management of its information technologies group intellectual property portfolio, and developed and executed litigation, licensing, and corporate product acquisition legal strategies. Before joining GE, Mr. Conroy was an intellectual property litigator at two Chicago law firms, McDermott Will & Emery, and Pattishall, McAuliffe, Newbury, Hilliard and Geraldson, where he was a partner. He earned his B.S. in electrical engineering at Michigan State University and his J.D. from the University of Michigan.

     Lionel Sterling was appointed to the Third Wave board of directors in August 2004. Mr. Sterling is president of Equity Resources, Inc., a private investment firm. He previously co-founded and served as managing partner of the private investment firm Whitehead/Sterling. Mr. Sterling serves on a number of corporate and philanthropic boards. He most recently served on the Board of I-STAT Corporation. He also has served as chairman of the Board of Directors of Rayovac Corporation, Executive Vice President and Director of United Brands Company, and Sector Executive and Chief Financial Officer of American Can Company. He also held various investment and financial positions at Donaldson, Lufkin & Jenrette Inc. and ITT Corporation. Mr. Sterling holds an M.B.A. from New York University.

     David A. Thompson, Chairman and Lead Independent Director, has served as one of our directors since August 1997 and as Chairman and Lead Independent Director since 2005. Mr. Thompson retired from Abbott Laboratories in 1995, where he worked for more than 30 years. He held several corporate officer positions with Abbott Laboratories, including: Senior Vice President & President Diagnostic Division 1983-1995, Vice President Human Resources 1982-1983, Vice President Corporate Materials Management 1981-1982 and Vice President Operations 1974-1981. Mr. Thompson serves on the board of directors of St. Jude Medical Inc., a medical device company and Fovi Optics, Inc, a privately held business.

BOARD OF DIRECTORS AND COMMITTEES

     The board of directors provides oversight with respect to the Company's strategic direction and significant corporate policies. Of the seven directors, all but Mr. Conroy are "independent" as such term is defined in the listing standards of the Nasdaq Stock Market.

     The board of directors has four standing committees: a compensation committee, an audit committee, a nominating and governance committee, and an innovation and technology committee. From time to time, the board has created various ad hoc committees for special purposes.

     The board of directors met eight times during 2005 and all directors attended at least 75% of the total number of meetings of the board and committees of the board on which the director served during 2005. The board held a total of four executive sessions during 2005. The Company encourages but does not require its directors to attend the annual meeting of stockholders. One director attended the 2005 annual meeting of stockholders.

     Stockholders may contact our board of directors, an individual director, or a specified board committee or group, by writing to them at the following address:

     c/o Corporate Secretary
     Third Wave Technologies
     502 S. Rosa Road
     Madison, WI 53719

     The Corporate Secretary will have discretion to determine whether a communication is proper for submission to the intended recipient. Communications that raise personal grievances, are solicitations, do not relate to the Company or that are frivolous are presumptively inappropriate for delivery. For further detail on the procedures for contacting our board of directors, please visit the corporate governance section of our website www.twt.com.

  COMPENSATION COMMITTEE

     Gordon Brunner, Lawrence Murphy, John Neis and David Thompson currently serve on the compensation committee. Each member of the compensation committee is "independent" as such term is defined in the listing standards of the Nasdaq Stock Market. The compensation committee makes recommendations to the board of directors regarding our employee benefit plans and the compensation of our officers. The compensation committee met three times during 2005. The compensation committee operates under a Compensation Committee Charter, which is available at the Company's website www.twt.com.

  AUDIT COMMITTEE

     The audit committee recommends to the board the appointment of our independent auditors, directs the scope of the audit of our financial statements and other services provided by our independent auditors, reviews the accounting principles and procedures to be used for financial statements and reviews the results of the audit. The audit committee also is responsible for the pre-approval of all services provided by our independent auditors.

     James Connelly, Lawrence Murphy, John Neis and Lionel Sterling currently serve on the audit committee. Each member of the audit committee is "independent" as such term is defined in the listing standards of the Nasdaq Stock Market. Mr. Sterling, Mr. Neis and Mr. Murphy are each considered an "audit committee financial expert" as such term is defined by the rules of the Securities and Exchange Commission in Item 401(h)(1) of Regulation S-K. The audit committee operates under an Audit Committee Charter, which is available at the Company's website www.twt.com and a copy of which is attached hereto as Annex A. Information regarding the functions performed by the audit committee and the number of meetings held during 2005 is set forth in the "Report of the Audit Committee," included in this proxy statement.

  NOMINATING AND GOVERNANCE COMMITTEE

     The nominating and governance committee evaluates and recommends candidates for election or appointment to the board of directors. The nominating and governance committee has not established any specific minimum qualifications that any candidate for director must meet, but considers a wide array of factors, including the candidate's knowledge of our industry, the candidate's educational and professional experience as well the candidate's reputation. The nominating and governance committee met three times in 2005. The nominating and governance committee operates under a Nominating and Governance Committee Charter, which is available at the Company's website www.twt.com.

     Gordon Brunner, Lionel Sterling and David Thompson currently serve on the nominating and governance committee. Each member of the nominating and governance committee is "independent" as such term is defined in the listing standards of the Nasdaq Stock Market.

     The nominating and governance committee will consider director candidates recommended by stockholders. Recommendations may be sent to Corporate Secretary, 502 South Rosa Road, Madison, Wisconsin 53719. Any recommendation submitted by a stockholder must include the name and address of the stockholder, any arrangements between the stockholder and the candidate pursuant to which the candidate is being nominated, and any information that would be required under the rules of the Securities and Exchange Commission to be included in the proxy statement had the candidate been nominated by the board of directors. The nominating and governance committee will apply the same standards in considering candidates submitted by stockholders as it applies to other candidates.

  INNOVATION AND TECHNOLOGY COMMITTEE

     The innovation and technology committee assists the board in providing counsel to the Company's senior management on strategic management of basic technology, innovation, medical affairs, and regulatory issues including the portfolio of development projects, management and tracking systems for critical projects, technology development and acquisition plans, and technical personnel development. The committee also assists the board and the company in interfacing with appropriate advisory and thought leader interactions.

     Gordon Brunner and James Connelly currently serve on the innovation and technology committee. The board of directors has determined that each member of the innovation and technology committee is "independent" as such term is defined in the listing standards of the Nasdaq Stock Market.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of the compensation committee is currently, or has ever been at any time since our formation, an officer or employee of the Company or any of its subsidiaries. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that itself has one or more officers serving as a member of our board of directors or compensation committee. None of the members of Third Wave's compensation committee serves as an executive officer of any entity that has one or more of our officers serving as a member the board of directors or compensation committee.

DIRECTOR COMPENSATION

     Upon initial election, our non-employee directors receive a stock option grant of 45,000 options. The exercise price of these options is equal to the closing price of the Company's common stock from the last business day prior to the grant date. Following the third year after initial election, our non-employee directors receive an annual grant of 15,000 options. One-third of the initial options vest on each of the first three anniversary dates of the grant and the annual option grants vest in full on the first anniversary of the grant date; provided, the options vest in full upon a change of control.

     Our non-employee directors receive an annual retainer of $40,000, a board meeting fee of $1,500 for regularly scheduled board meetings physically attended and $500 for each meeting attended by teleconference. Committee chairs receive an additional annual retainer of $7,500 and directors who hold committee positions receive an additional annual retainer of $5,000 for each committee participation. Our chairman and lead independent director, Mr. Thompson, receives an additional $15,000 per year for serving in such position. Our directors are reimbursed for reasonable director-related expenses incurred as a result of providing service to the Company or at the Company's request.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM

     The audit committee and the board of directors has appointed Grant Thornton LLP as the independent registered public accounting firm of the Company for the current fiscal year ending December 31, 2006.

     In May 2005 and after evaluating several independent accounting firms, the audit committee and the board of directors appointed Grant Thornton LLP as the Company's independent registered public accounting firm for the 2005 fiscal year. In connection with this action, on May 31, 2005, Third Wave dismissed Ernst & Young LLP as its independent registered public accounting firm for the 2005 fiscal year. During Third Wave's two most recent fiscal years, the opinion of Ernst & Young LLP did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. The decision to change accounting firms was approved by Third Wave's audit committee and board of directors.

     During each of the two fiscal years ended December 31, 2003 and 2004, and in the subsequent interim period, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP, would have caused it to make reference thereto in its reports for those periods.

FEES PAID OR DUE TO ERNST & YOUNG LLP

     The table below shows the total fees billed by Ernst & Young LLP for its services in 2005 and 2004.


                                                           2005     2004
                                                         -------  --------


Audit Fees(1)........................................... $22,910  $488,800
Audit-Related Fees(2)...................................   9,100     1,500
Tax Fees(3).............................................  12,133    32,895
All Other Fees..........................................       0         0
                                                         -------  --------
Total................................................... $44,143  $523,195
                                                         =======  ========



--------

  (1) 2004 Audit Fees consist of the aggregate fees billed for professional services rendered for the audit of the Company's 2004 financial statements and reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for such year and services that are normally provided by the independent public accounting firm in connection with statutory and regulatory filings or engagements. These fees included fees billed for review and evaluation of the Company's internal control over financial reporting and attest services relating thereto. 2005 Audit fees consist of fees billed for review of the financial statements included in the Company's Quarterly Report on Form 10-Q for the first quarter of 2005 and for review of the Company's Form 10-K for 2005 required to obtain Ernst & Young LLP's consent to include its 2004 audit report in such filing.

  (2) Audit-related fees consisted of the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements and are not reported under "Audit Fees."

  (3) Tax fees principally included review of and consultation regarding the Company's federal, state and foreign tax returns and tax planning.

FEES PAID OR DUE TO GRANT THORNTON LLP

     The table below shows the total fees billed by Grant Thornton LLP for its services in 2005. Grant Thornton did not provide any services in 2004.


                                                                  2005
                                                                --------


Audit Fees(1).................................................. $194,225
Audit-Related Fees(2)..........................................   13,896
Tax Fees(3)....................................................    8,256
All Other Fees.................................................      --
                                                                --------
Total.......................................................... $216,377
                                                                ========



--------

  (1) Audit Fees consist of the aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements and reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q and services that are normally provided by the independent public accounting firm in connection with statutory and regulatory filings or engagements. These fees included fees billed for review and evaluation of the Company's internal control over financial reporting and attest services relating thereto.

  (2) Audit-related fees consisted of the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements and are not reported under "Audit Fees."

  (3) Tax fees principally included review of and consultation regarding the Company's federal, state and foreign tax returns and tax planning.

     The audit committee has considered whether the provision of the non-audit services described above is compatible with maintaining the independence of Grant Thornton LLP and determined that such services are compatible with maintaining such independence.

     The audit committee has adopted a policy that requires pre-approval by the audit committee of all services to be provided by the Company's independent registered public accounting firm. The audit committee has approved the provision of audit services by Grant Thornton LLP for fiscal year 2006 in accordance with that policy. All other services to be provided by the Company's independent auditor must be specifically pre-approved by the audit committee or a designated member of the audit committee.

     Representatives of Grant Thornton LLP are expected to be present at the annual meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. If stockholders fail to ratify the selection of Grant Thornton LLP as the independent registered public accounting firm for 2006, the audit committee and the board of directors will reconsider whether to retain that firm. Even if the selection is ratified, the audit committee and the board may, in their discretion, direct the appointment of a different independent registered public accounting firm at any time during the year.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation paid by us during 2005, 2004 and 2003 to our chief executive officer, our next four most highly compensated other executive officers who received salary compensation of more than $100,000 during 2005, any person who served as chief executive officer during 2005 and any other executive officer who would be included by virtue of the foregoing criteria but for the fact that individual was not serving as an executive officer at the end of the 2005 fiscal year (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE


                                                                                       LONG-TERM
                                                                                      COMPENSATION
                                                                                    ---------------
                                                       ANNUAL COMPENSATION             SECURITIES
                                                 ------------------------------        UNDERLYING        ALL OTHER
NAME                     PRINCIPAL POSITION(S)   YEAR   SALARY($)   BONUS($)(1)     OPTIONS/SARS(#)   COMPENSATION($)
----                     ---------------------   ----   ---------   -----------     ---------------   ---------------


Kevin T. Conroy(2)...... President, Chief        2005    $254,248          --           315,000           $36,702(3)
                         Executive Officer       2004    $139,662     $ 90,000          295,000           $13,842(4)
                         and Director

Maneesh Arora(5)........ Chief Financial         2005    $312,673          --            60,000           $20,263(6)
                         Officer                 2004    $278,134     $ 75,000           68,333           $28,887(7)
                                                 2003    $206,739     $110,000          350,000           $26,819(8)

Ivan Trifunovich........ Senior Vice President   2005    $297,319          --            75,000           $ 6,300(9)
                                                 2004    $269,972     $106,000           32,000           $ 6,500(9)
                                                 2003    $263,693     $ 85,750              --            $ 6,000(9)

Lander Brown(10)........ Former, Vice            2005    $241,091     $155,927(11)       65,000           $23,766(12)
                         President Human         2004    $ 18,667     $ 69,390          200,000               --
                         Resources &
                         Administration

James Herrmann(13)...... Former Vice             2005    $218,623     $100,000(14)      165,000           $48,229(15)
                         President, Finance      2004    $ 67,604     $ 45,000          175,000               --

John Puisis............. Former President,       2005    $522,315          --           300,000           $35,334(16)
                         Chief Executive         2004    $440,305     $286,000           29,333           $20,987(17)
                         Officer and Director    2003    $349,798     $200,000          480,000           $24,246(18)


--------

  (1)  Reflects total bonus earned in applicable year.

  (2)  Mr. Conroy joined the Company in July 2004.

  (3) Represents payment of $30,402 for commuting expenses and a Company matching contribution to a 401(k) plan of $6,300.

  (4) Represents payment of $12,026 for commuting expenses a Company matching contribution to a 401(k) plan of $1,816.

  (5)  Mr. Arora joined the Company in January 2003.

  (6) Represents payment of $13,947 for commuting expenses and a Company matching contribution to a 401(k) plan of $6,316.

  (7) Represents payment of $22,387 for commuting expenses and a Company matching contribution to a 401(k) plan of $6,500.

  (8) Represents payment of $21,437 for commuting expenses and a Company matching contribution to a 401(k) plan of $5,382.

  (9)  Represents a Company matching contribution to a 401(k) plan.

 (10)  Mr. Brown joined the Company in December 2004.

 (11)  Includes a signing bonus of $77,527.

 (12) Represents payment of $19,925 for commuting expenses and a Company matching contribution to a 401(k) plan of $3,841.

 (13)  Mr. Herrmann joined the company in October 2004.

 (14)  Represents a signing bonus.

 (15) Represents payment of $41,929 for commuting expenses and a Company matching contribution to a 401(k) plan of $6,300.

 (16) Represents payment of $29,034 for commuting expenses and a Company matching contribution to a 401(k) plan of $6,300.

 (17) Represents payment of $14,487 for commuting expenses and a Company matching contribution to a 401(k) plan of $6,500.

 (18) Represents payment of $18,246 for commuting expenses and a Company matching contribution to a 401(k) plan of $6,000.

OPTION GRANTS IN 2005

     The following table sets forth information relating to stock options granted during 2005 to the Named Executive Officers. In accordance with the rules of the Securities and Exchange Commission, also shown below is the potential realizable value during the term of the option (the period from the grant date to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually.


                                                                                     POTENTIAL
                                                                                    REALIZABLE
                                             INDIVIDUAL GRANTS                   VALUE AT ASSUMED
                            --------------------------------------------------    ANNUAL RATES OF
                                            PERCENT OF                                 STOCK
                              NUMBER OF        TOTAL                            PRICE APPRECIATION
                              SECURITIES      OPTIONS                                   FOR
                              UNDERLYING    GRANTED TO    EXERCISE                  OPTION TERM
                               OPTIONS     EMPLOYEES IN  PRICE PER  EXPIRATION  ------------------
NAME                        GRANTED(#)(1)     2005(2)     SHARE($)     DATE      5%($)     10%($)
----                        -------------  ------------  ---------  ----------  -------  ---------


Kevin T. Conroy............     65,000          2.6%        4.23    04/29/2015  172,915    483,199
                               250,000          9.9%        2.82    12/29/2015  443,371  1,123,588
Maneesh Arora..............     60,000          2.4%        4.23    04/29/2015  159,613    404,492
Ivan Trifunovich...........     75,000          3.0%        4.23    04/29/2015  199,517    505,615
Lander Brown...............     65,000          2.6%        4.23    04/29/2015  172,915    483,199
James J. Herrmann..........     65,000          2.6%        4.23    04/29/2015  172,915    483,199
                               100,000          4.0%        4.65    08/01/2015  292,436    741,090
John J. Puisis.............    300,000         11.9%        4.23    04/29/2015  798,067  2,022,459


--------

  (1) For each of the Named Executive Officers, 25% of the options vest on each of the first four anniversaries of the grant date provided the options vest in full upon a change of control.

  (2) During 2005, we granted options to purchase a total of 2,521,790 shares of common stock.

AGGREGATE OPTION EXERCISES IN 2005 AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information for the Named Executive Officers relating to option exercises in 2005 and the number and value of securities underlying exercisable and unexercisable options held at December 31, 2005:


                                                       NUMBER OF SECURITIES
                                                      UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                                            OPTIONS AT            IN-THE-MONEY OPTIONS AT
                             SHARES                      DECEMBER 31,2005         DECEMBER 31, 2005($)(1)
                          ACQUIRED ON     VALUE     --------------------------  --------------------------
NAME                      EXERCISE(#)  REALIZED($)  EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
----                      -----------  -----------  -----------  -------------  -----------  -------------


Kevin T. Conroy..........      0            0          130,000      480,000             0        40,000
Maneesh Arora............      0            0          192,083      286,250        29,750        29,750
Ivan Trifunovich.........      0            0          293,000      124,000        63,750        21,250
Lander Brown.............      0            0                0       65,000             0             0
James Herrmann...........      0            0          175,000      165,000             0             0
John J. Puisis...........      0            0        1,229,333            0       204,450             0


--------

  (1) Value of unexercised in-the-money options are based on a value of $2.98 per share, the fair market value of our common stock on December 31, 2005. Amounts reflected are based on the value of $2.98 per share, minus the per share exercise price, multiplied by the number of shares underlying the option.

LONG-TERM INCENTIVE PLAN -- AWARDS IN FISCAL YEAR 2005


                                                            ESTIMATED FUTURE PAYOUTS UNDER
                                                            NON-STOCK PRICE-BASED PLANS(1)
                                           PERFORMANCE  --------------------------------------
NAME                                          PERIOD    THRESHOLD ($)  TARGET ($)  MAXIMUM ($)
----                                       -----------  -------------  ----------  -----------


Kevin T. Conroy...........................  2005-2007        --          750,000    1,500,000
Maneesh Arora.............................  2005-2007        --          464,000      928,000
Ivan Trifunovich..........................  2005-2007        --          371,000      742,000
Lander Brown(2)...........................  2005-2007        --              --           --
James J. Hermann(2).......................  2005-2007        --              --           --
John J. Puisis(2).........................  2005-2007        --              --           --


--------

  (1) The target payout amount for each officer equals four times the highest annual incentive award target established for the participant during the performance period. As a result, the target payout amounts may increase in the future based upon the annual incentive award targets established for 2006 and 2007. The maximum payout is equal to two times the target payout amount.

  (2) Although awards were made to Mr. Brown, Mr. Herrmann and Mr. Puisis in 2005, such awards were forfeited in connection with the termination of their employment with Third Wave.

     During 2005, the board granted contingent long term performance awards under the Company's Long Term Incentive Plan No. 2 to select employees covering the 2005-2007 period to provide a continued emphasis on specified financial performance goals which the board considers to be important contributors to long-term stockholder value. The cash awards will be payable only if the Company achieves specified goals over the performance period for the following three measurements: the Company's total shareholder return ranking as compared to its peer group, the Company's stock price growth and the growth in the Company's clinical molecular diagnostics revenue.

     Twenty-five percent of an award vests on the day it is earned (the last day of the performance period), fifty percent on the first anniversary of such date and the remaining twenty-five percent on the second anniversary of such date, provided the participant continues to be employed by the Company through the applicable vesting date. If a participant retires at or after his or her normal retirement age, becomes disabled, or dies while employed by the

Company, the participant's award fully vests at the end of the performance period or at the time such event occurs, whichever is later. Unless otherwise specified in an employment or other agreement between the participant and Third Wave, if a participant's employment with Third Wave terminates for any other reason, any unvested portion of any award is forfeited. In the event of a change of control of the Company during the performance period, all outstanding awards would be deemed earned and become vested as described below under "Employment Contracts and Change-in-Control Arrangements."

     The Company also has a Long Term Incentive Plan No. 1 covering the 2004-2006 period and a Long Term Incentive Plan No. 3 covering the 2006-2008 period. The terms of all of the Company's long term incentive plans are the same other than the performance targets and performance periods.

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

     Mr. Conroy and the Company entered into an amended employment agreement in December of 2005 which provides for an initial base salary of $375,000 and a target bonus opportunity equal to 50% of Mr. Conroy's base salary, with the exact amount to be determined by the Compensation Committee. Under his agreement, Mr. Conroy participates in our long term incentive plans, participates in the benefits programs generally provided to our similarly situated employees, receives four weeks of paid vacation each calendar year, is entitled to reimbursement for up to $60,000 in relocation expenses and reasonable and necessary out-of-pocket business expenses and was granted 250,000 incentive stock options with an exercise price of $2.82 and a term of 10 years. Under his agreement, Mr. Conroy would, upon termination without "cause" or resignation for "good reason," receive (1) severance pay for a period of 18 months at his then current base salary; provided that if termination occurs within twelve months before or after a change in control severance would be payable for 24 months, (2) any accrued but unpaid base salary and annual incentive bonus as of the termination date, (3) the pro rata portion of target annual incentive bonus, provided that an annual incentive bonus is paid to other senior executives of the Company at the end of the applicable year, (4) if termination occurs within one year following a change in control, the pro rata portion of the target annual incentive bonus, regardless of whether or not an annual incentive bonus is paid to other senior executives of the Company, (5) a pro rata portion of any long term incentive plan awards that are earned based on the satisfaction of performance targets set forth in such plans and without the requirement of continued employment, and (6) accelerated vesting of fifty percent (50%) of then unvested stock options. Any payments due Mr. Conroy as a result of a change in control would be grossed-up so that the net amount retained by him, after deduction of any parachute payment excise taxes, would equal the amounts payable as described above. Additionally, in the event a change in control occurs within 12 months after Mr. Conroy's termination without "cause" or resignation for "good reason," any long term incentive plan awards made to Mr. Conroy would become payable as described below notwithstanding such termination of employment as if Mr. Conroy were employed as of the effective date of the change in control. Further, upon termination other than termination for "cause" or resignation without "good reason," all vested options would become open for exercise until the earlier of (1) two years from termination and
(2) expiration notwithstanding such termination of employment. The agreement also prohibits Mr. Conroy from engaging in certain activities involving competition with us for an 18-month period following termination of his employment with the Company.

     In May 2005, the Company entered in to an employment agreement with Maneesh Arora under which Mr. Arora is being paid a salary of $265,000 and has a target annual incentive bonus opportunity equal to 40% of such base salary. Under his agreement, Mr. Arora would, upon termination without "cause" or resignation for "good reason," receive (1) a lump sum amount equal to one year's base salary,
(2) if termination occurs within one year following a change in control, the pro rata portion of the target annual incentive bonus, (3) twelve months of health insurance premiums, (4) $10,000 of outplacement consulting fees and (5) earned but unpaid bonuses. Additionally, in the event a change in control occurs within 12 months after Mr. Arora's termination without "cause" or resignation for "good reason," any long term incentive plan awards made to Mr. Arora would become payable as described below notwithstanding such termination of employment as if Mr. Arora were employed as of the effective date of the change in control. The agreement also prohibits Mr. Arora from engaging in certain activities involving competition with us for an 12-month period following termination of his employment with the Company.

     The Company's long term incentive plans provide for deemed satisfaction of performance goals and accelerated vesting in the event of a change of control of the Company during a performance period as follows.

With respect to Long-Term Incentive Plan No. 1, in connection with any change in control all performance goals would be deemed satisfied and all Named Executive Officers would be deemed to have immediately earned the maximum payout due for all long term incentive awards granted to the Named Executive Officer. With respect to Long-Term Incentive Plan No. 2 and Long-Term Incentive Plan No. 3, in connection with change in control, all performance goals would be deemed satisfied and all Named Executive Officers would be deemed to have immediately earned the maximum payout due for all long term incentive awards granted to the Named Executive Officer, unless the change in control is an acquisition or merger for less than $200 million in total value, in which case all performance goals would be deemed satisfied only to the extent the performance targets are satisfied as of the date of the change in control after taking into account on a straight-line basis the shortened time period within which to achieve such performance goals.

     Mr. Puisis, our former President and Chief Executive Officer, resigned on December 14, 2005. In connection with Mr. Puisis' resignation, he and the Company entered into a severance agreement under which he is entitled to the following severance benefits: (1) an amount equal to $880,000 in cash, $220,000 of which was paid up front and the remainder of which is payable in 18 monthly installments, (2) $33,572 in cash payable in 12 monthly installments and (3) up to $15,000 in outplacement consulting services. In addition, under his severance agreement all previously granted, but unvested, stock options became immediately vested and open for exercise until expiration notwithstanding termination of employment.

     Mr. Herrmann, our former Vice President of Finance, resigned on March 16, 2006. In connection with Mr. Herrmann's resignation, he and the Company entered into a severance agreement under which he is entitled to the following severance benefits: (1) severance pay at his current salary level of $225,000 through December 31, 2006, (2) a supplemental transition payment of $25,000, less applicable taxes, payable on January 15, 2007 and (3) in exchange for the return of his vested option to purchase 175,000 shares of our common stock, an option grant on March 16, 2006 to purchase 43,750 shares of our common stock.

EQUITY COMPENSATION PLAN INFORMATION

     The following table summarizes the number of outstanding options granted to employees, directors and consultants, as well as the number of securities remaining available for future issuance, under our compensation plans as of December 31, 2005.


                                                                                      NUMBER OF
                                                                                      SECURITIES
                                                                                 REMAINING AVAILABLE
                                                                                 FOR FUTURE ISSUANCE
                                       NUMBER OF SECURITIES   WEIGHTED AVERAGE       UNDER EQUITY
                                         TO BE ISSUED UPON     EXERCISE PRICE     COMPENSATION PLANS
                                         EXERCISE OF OUT-      OF OUTSTANDING   (EXCLUDING SECURITIES
                                         STANDING OPTIONS,    OPTION WARRANTS      REFLECTED IN THE
PLAN CATEGORY                           WARRANTS AND RIGHTS      AND RIGHTS         FIRST COLUMN)
-------------                          --------------------  -----------------  ---------------------


EQUITY COMPENSATION PLANS APPROVED BY
  SECURITY HOLDERS
  Incentive Stock Plans...............          9,101,298    $            4.34        1,914,539
  Employee Stock Purchase Plan........   Not Applicable(1)    Not Applicable(1)         431,114
  Total...............................          9,101,298    $            4.34        2,345,653
EQUITY COMPENSATION PLANS NOT APPROVED
  BY SECURITY HOLDERS
  None................................                  0                    0                0
                                         ----------------    -----------------        ---------
NET TOTAL.............................          9,101,248    $            4.34        2,345,653
                                         ================    =================        =========



--------

  (1) The Company maintains an Employee Stock Purchase Plan that permits employees to have payroll deductions made to purchase shares of Common Stock during specified purchase periods. The purchase price is the lower of 85% of (1) the fair market value per share of Common Stock on the first business day of the purchase period and (2) the fair market value per share of Common Stock on the last business day of the purchase period.

      Consequently, the price at which shares will be purchased for the purchase period currently in effect and future purchase periods is not known.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The following report is provided to stockholders by the compensation committee of the board of directors:

     The compensation committee administers the Company's compensation programs. These programs include base salary for executive officers and both annual and long term incentive compensation programs. The Company's compensation programs are designed to provide a competitive level of total compensation and include incentive and equity ownership opportunities linked to the Company's performance and stockholder return.

     Compensation Philosophy. The Company's overall executive compensation philosophy is based on a series of guiding principles derived from the Company's values, business strategy and management requirements. These principles are summarized as follows:

     - provide competitive levels of total compensation that will enable the Company to attract and retain the best possible executive talent;

     - motivate executives to achieve optimum performance for the Company;

     - align the financial interest of executives and stockholders through equity-based plans; and

     - provide a total compensation program that recognizes individual contributions as well as overall business results.

     Compensation Program. The compensation committee reviews and recommends to the board the compensation and benefits of all officers of the Company and establishes and reviews general policies relating to compensation and benefits of employees of the Company. The compensation committee also administers the Company's 2000 Stock Plan and its long term incentive plans. There are two major components to the Company's executive compensation:

     - base salary and potential annual cash bonus, and

     - potential long term compensation in the form of stock options and long term incentive plans.

     The compensation committee considers the total current and potential long term compensation of each executive officer in establishing each element of compensation.

     Base Salary. In setting compensation levels for executive officers, the compensation committee reviews compensation levels for comparable positions at biotechnology and high technology companies. In addition, the compensation committee may, from time to time, hire compensation and benefit consultants to assist in developing and reviewing overall salary strategies. Individual executive officer base compensation may vary based on time in position, assessment of individual performance, salary relative to internal and external fairness and the critical nature of the position relative to the success of the Company.

     Annual Incentive Awards. The Company establishes both corporate and individual goals and performance measures consistent with factors necessary to achieve strategic business objectives. Annual incentive awards paid to Company employees, including the executive officers, are determined based on a combination of the achievement of the predetermined corporate and individual performance goals and measures. The annual incentive awards are designed to drive individual and Company performance to enhance stockholder value.

     Long-Term Incentives. The Company's 2000 Stock Plan provides for the issuance of stock options to officers and employees of the Company to purchase shares of the Company's common stock at an exercise price equal to the fair market value of such stock on the date of grant. Stock options are granted to the Company's executive officers and other employees both as a reward for past individual and corporate performance and as an incentive for future performance. The compensation committee believes that stock-based performance compensation arrangements are essential in aligning the interests of management with the stockholders in enhancing the value of the Company's equity.

     In January 2004, the Company established a long term incentive plan designed to encourage results-oriented actions on the part of executive officers and other key employees of the Company. A second long term incentive plan was established in February 2005 and a third long term incentive plan was established in February 2006. Each of the plans covers a three-year performance period. Plan awards will become payable if and to the extent the Company attains the performance goals set by the committee for the relevant performance period. The plans are intended to align closely the financial rewards for executive officers and key employees with the interests of stockholders and the achievement of specific performance objectives of the Company. The plans are administered by the compensation committee, which establishes the term of the plans, performance goals, target awards, performance measurement criteria and calculation of awards. The plans are also designed to reduce reliance on stock option grants as the sole source of long term incentive compensation.

     Benefits. The Company provides benefits to the Named Executive Officers that are generally available to all employees of the Company. The amount of executive level benefits and perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 10% of total salary and bonus for the calendar year 2005 for any executive officer.

     Chief Executive Officer Compensation. In connection with his promotion to President and Chief Executive Officer in December 2005, Mr. Conroy and the Company entered into an amended employment agreement which provides an initial base salary of $375,000 and a target bonus opportunity equal up to 50% of base salary. Under the agreement Mr. Conroy received 250,000 stock options, with an exercise price of $2.82 and a term of 10 years. In determining Mr. Conroy's compensation, the board considered Mr. Conroy's responsibilities and duties, value and contributions to the Company and compensation levels for chief executive officers of other companies of comparable size and complexity in the Company's industry. The total compensation of Mr. Conroy is consistent with the Company's overall executive compensation philosophy as described above.

     Section 162(m) of the Internal Revenue Code Limitations on Executive Compensation. Section 162(m) of the United States Internal Revenue Code may limit the Company's ability to deduct for United States federal income tax purposes compensation in excess of $1,000,000 paid to the Company's chief executive officer and its four other highest paid executive officers in any one fiscal year. No executive officer of the Company received any such compensation in excess of this limit during 2005.

     It is the opinion of the compensation committee that the aforementioned compensation policies and structures provide the necessary discipline to properly align the Company's corporate economic performance and the interest of the Company's stockholders with progressive, balanced and competitive executive total compensation practices in an equitable manner.

                                        Respectfully submitted,

                                        The compensation committee of the board
                                        of directors

                                        Gordon Brunner
                                        Lawrence Murphy
                                        John Neis
                                        David Thompson

EXECUTIVE OFFICERS OF THE COMPANY

     The executive officers of the Company are set forth below:

     Kevin Conroy, (40) has served as our President and Chief Executive Officer and as one of our directors since December 2005. Mr. Conroy joined Third Wave as Vice President of Legal Affairs in July 2004 and served as General Counsel from October 2004 to December 2005. Prior to joining Third Wave, Mr. Conroy worked for GE Healthcare, where he oversaw the development and management of its information technologies group intellectual property portfolio, and developed and executed litigation, licensing, and corporate product acquisition legal strategies. Before joining GE, Mr. Conroy was an intellectual property litigator at two Chicago law firms, McDermott Will & Emery, and Pattishall, McAuliffe, Newbury, Hilliard and Geraldson, where he was a partner.

He earned his B.A. in electrical engineering at Michigan State University and his J.D. from the University of Michigan.

     Maneesh Arora, (37) has served as our Chief Financial Officer since January 2006. Mr. Arora joined us in January 2003 as Director of Strategy and was promoted to Vice President of Marketing and Strategy in October 2003. In March 2004, he took on the role of Senior Vice President of Commercial Operations. Prior to joining Third Wave, Mr. Arora was Director of Corporate Strategy and New Ventures for Ondeo Nalco, a $3-billion subsidiary of Suez, a global provider of industrial services. Previous to that, he spent nine years at Kraft Foods in a number of key roles of increasing responsibility in finance, marketing and sales. Mr. Arora received his M.B.A. in management and strategy from the Kellogg Graduate School of Management and his B.A. in economics from the University of Chicago.

     Ivan D. Trifunovich, Ph.D., (42) joined us as Senior Vice President in December 2001. Dr. Trifunovich previously held successive positions as Vice President of e-Business and Vice President of Research Strategy and Operations at Pharmacia Corp. Prior to joining Pharmacia, Dr. Trifunovich was a Director of New Product Marketing at Johnson & Johnson, Inc. He began his career at Bristol-Meyers Squibb, Inc. as a bench scientist, where he held several positions of increasing responsibility. Dr. Trifunovich received his Ph.D. in organic chemistry at UCLA and an M.B.A. at the University of Pennsylvania's Wharton School of Business. He is the holder of 10 U.S. patents.

     Cindy S. Ahn, (33) joined us in April 2006 as Vice President, Legal and General Counsel. Prior to joining Third Wave, Ms. Ahn was a partner in the intellectual property litigation department at the Chicago office of Kirkland & Ellis LLP. Ms. Ahn also practiced intellectual property law at Finnegan, Henderson, Farabow, Garrett & Dunner in Washington, D.C. Ms. Ahn earned her B.S. in biology at University of Illinois at Urbana-Champaign and her J.D. at American University, Washington College of Law.

     John Bellano, (37) joined us in February 2005 as Regional Vice President of Sales from Roche Diagnostics. He was promoted to Vice President Sales in January 2006. Mr. Bellano joined Roche in early 2000, where he became one of four regional business managers for its molecular business in the United States. As a regional business manager, he hired and developed a sales team of 11 representatives with revenues of more than $50 million. His sales organization regularly exceeded its goals. Mr. Bellano has also managed multi-million dollar territories for Abbott Laboratories and Sanofi Diagnostics Pasteur, where he was responsible for infectious disease products in the northeastern United States.

     Jorge A. Garces, (34) was appointed Vice President of Product and Platform Development in April 2006. He joined Third Wave as Executive Director of Clinical Development in October 2005. Prior to joining Third Wave, Dr. Garces served as Director of Molecular R&D at Genzyme Genetics, where he oversaw the technology and product development activities of laboratory staff in New York, Los Angeles, and Westborough, MA. Before joining Genzyme, Dr. Garces worked as an associate product manager and R&D scientist at Athena Diagnostics and served as a database curator for Proteome, Inc. He earned his B.A. in biology from Brooklyn College and his Ph.D. in Cell and Molecular Biology from the City University of New York. Dr. Garces completed his post-doctoral training at the University of Massachusetts Medical School.

     Greg Hamilton, (36) joined us in February 2005 as Executive Director, Planning and Administration and was promoted to Vice President of Finance in January 2006. Mr. Hamilton joined the Company from Leo Burnett USA, where he served first as controller of its U.S. subsidiaries and then successively as vice president and chief financial officer of three of its business units. Prior to joining Leo Burnett USA, Mr. Hamilton was an auditor and consultant at the Arthur Andersen and Accenture firms. He earned a master's of business administration degree from the University of Chicago's Graduate School of Business and a bachelor's degree in finance from Purdue University.

     Rodman P. Hise, (40) joined us in May 2001 as Manager of Corporate Communications. He was appointed Director of Corporate Communications and investor relations in April 2004 and Vice President, Corporate Affairs in October 2005. Before joining Third Wave, Mr. Hise established the in-house survey research division of a public relations firm, conducting research and providing communications counsel to the Minnesota Twins Baseball Club, a major midwestern health care system and other corporate clients. He spent more than a decade serving local, state and federal elected officials, including Governor Tommy G. Thompson of Wisconsin, for whom he was press secretary. Mr. Hise earned a bachelor's degree in communication studies from the University of Iowa.

                          REPORT OF THE AUDIT COMMITTEE

     The audit committee oversees the Company's financial reporting process on behalf of the board of directors. The audit committee is governed by a written charter approved by the board of directors a copy of which is available on our Website at www.twt.com and attached hereto as Annex A. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed with management the audited financial statements in the Company's Annual Report on Form 10-K, the unaudited financial statements in Quarterly Reports on Form 10-Q, and financial result press releases including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The audit committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the audit committee under auditing standards generally accepted in the United States. In addition, the audit committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 and the audit committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 and considered the compatibility of non-audit services with the auditors' independence.

     The audit committee discussed with the Company's independent auditors the overall scope and plans for their audit. The audit committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The audit committee held six meetings in 2005.

     In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors (and the board of directors approved) that the audited financial statements for the year ended December 31, 2005 be included in the Company's Annual Report on Form 10-K for such year.

                                        Respectfully submitted,

                                        The audit committee of the board of
                                        directors

                                        John Neis
                                        Lionel Sterling
                                        James Connelly
                                        Lawrence Murphy

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
                            DIRECTORS AND MANAGEMENT

     The following table shows information known to us with respect to the beneficial ownership of our common stock as of March 31, 2006 by:

     - each person (or group of affiliated persons) who owns beneficially 5% or more of our common stock;

     - each of our directors;

     - each of the Named Executive Officers; and

     - all of our directors and executive officers as a group.

     Except as indicated in the footnotes to this table and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission.


                                                   AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                                ----------------------------------------------
                                                                 SHARES SUBJECT TO
NAME OF BENEFICIAL OWNER                        TOTAL NUMBER(1)       OPTIONS       PERCENTAGE
------------------------                        ---------------  -----------------  ----------


Gordon Brunner.................................       55,000            22,500            *
James Connelly.................................      277,500               --             *
Kevin T. Conroy................................      135,057           130,000            *
Lawrence Murphy................................       20,000               --             *
John Neis......................................    1,886,625(2)         56,100          4.6%
Lionel Sterling................................       28,500             7,500            *
David A. Thompson..............................      119,300            99,300            *
Maneesh Arora..................................      277,787           259,166            *
Ivan Trifunovich...............................      310,660           301,000            *
John J. Puisis.................................    1,267,933         1,199,729          3.0%
Lander Brown...................................       25,393            25,000            *
James J. Herrmann..............................       53,048            43,750            *
All directors and executive officers as a group
  (14 persons).................................    3,158,743           919,395          7.6%
State of Wisconsin Investment Board............    4,399,000(3)            --          10.6%
Deerfield Group................................    4,017,665(4)            --           9.7%
Barclays Group.................................    2,202,674(5)            --           5.3%


--------

  *   indicates less than 1%

(1) Includes shares currently owned and shares subject to options which are exercisable within 60 days.

(2) Includes 1,196,550 shares held by Venture Investors of Wisconsin; 445,200 shares held by Venture Investors Early Stage II Limited Partnership; 170,400 shares held by Venture Investors Early Stage Fund III Limited Partnership.

(3) Information is as of December 31, 2005 and based on a Schedule 13G filed with the Securities and Exchange Commission by the State of Wisconsin Investment Board ("SWIB"). The address of SWIB is P.O. Box 7842, Madison, Wisconsin 53707.

(4) Information is as of December 31, 2005 and based on a Schedule 13G filed with the Securities and Exchange Commission by Deerfield Partners, L.P. ("Partners"), a Delaware limited partnership, Deerfield Capital, L.P., a Delaware limited partnership ("Capital"), Deerfield International Limited, a British Virgin Islands corporation ("International"), Deerfield Management Company, L.P., a New York limited partnership ("Management"), and Arnold Snider ("Snider"). The Schedule 13G reports that Snider has shared voting and dispositive power with respect to 4,071,665 shares, of which Capital and Partners have shared voting and dispositive power with respect to 1,758,959 shares and International and Management have shared voting and dispositive power with respect to 2,312,706 shares. The address of Partners, Capital, Management and Snider is 780 Third Avenue, 37(th) Floor, New York, New York 10017. The address of International is c/o Hemisphere Management (B.V.I.) Limited, Bison Court, Columbus Center, P.O. Box 3460, Road Town, Tortola, British Virgin Islands.

(5) Information is as of December 31, 2005 and based on a Schedule 13G filed with the Securities and Exchange Commission by Barclays Global Investors, NA, Barclays Global Fund Advisors, Barclays Global Investors Japan Trust and Banking Company, Ltd. and Barclays Global Investors, Ltd. (collectively, the "Barclays Group"). The Schedule 13G reports that the Barclays Group has shared voting power with respect to 2,076,886 of these shares and shared dispositive power with respect to 2,202,674 of these shares. It does not indicate who has voting power with respect to the remaining 125,788 shares. The address of the Barclays Group is 45 Fremont Street, San Francisco, California 94105.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and any persons who beneficially own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock. To our knowledge, based solely on review of the copies of such reports sent to us and written representations that no other reports were required, we believe that during the year ended December 31, 2005, our directors, officers and ten-percent stockholders complied with their Section 16(a) filing requirements, except that Mr. Puisis filed one late Form 4 reporting one transaction.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We were not party to any reportable related party transactions in 2005.

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

     The following graph compares the percentage change in the cumulative return on our common stock against the NASDAQ Stock Market U.S. Index (the "NASDAQ Index") and a peer group composed of the companies listed below (the "Peer Group"). The graph assumes a $100 investment on February 9, 2001 (the date of our initial public offering) in each of our common stock, the NASDAQ Index and the Peer Group and assumes that all dividends, if paid, were reinvested. This table does not forecast future performance of our common stock.

                               (PERFORMANCE GRAPH)



--------------------------------------------------------------------------------------
                        2/9/01    12/31/01   12/31/02   12/31/03   12/30/04   12/31/05
--------------------------------------------------------------------------------------
 TWTI                   100.00      66.82      24.45      41.36      78.18      27.09
--------------------------------------------------------------------------------------
 NASDAQ                 100.00      78.93      54.05      81.08      88.04      89.25
--------------------------------------------------------------------------------------
 Peer Group             100.00     112.48     111.79     234.39     270.98     310.16
--------------------------------------------------------------------------------------


     The Peer Group consists of the following companies: Gen-Probe Incorporated, Celera Diagnostics, LLC, Ventana Medical Systems, Digene, Bio-Rad Laboratories.

                            CODE OF BUSINESS CONDUCT

     The Company has adopted a Code of Business Conduct (the "Code of Business Conduct") which applies to all directors, officers and employees. A copy of the Code of Business Conduct is available on the Company's website at www.twt.com. The Company intends to make any disclosures regarding amendments to, or waivers from, the Code of Business Conduct required under Form 8-K by posting such information on the Company's website.

                                  OTHER MATTERS

     We know of no other matters to be submitted to the stockholders at the meeting. If any other matters properly come before the stockholders at the meeting, the persons named in the enclosed form of proxy will vote the shares they represent in their discretion.

                                        By Order of the Board of Directors,

                                        /s/ KEVIN T. CONROY
                                        Kevin T. Conroy
                                        President and Chief Executive Officer

Dated: May 5, 2006

                                                                         ANNEX A

                          THIRD WAVE TECHNOLOGIES, INC.
                             A DELAWARE CORPORATION

                         CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

                                    PURPOSES

     The primary purpose of the Audit Committee of the Board of Directors of Third Wave Technologies, Inc., a Delaware corporation (the "Company"), is to assist the Company's Board of Directors in fulfilling its oversight responsibilities with respect to financial reports and other financial information. In this regard, the Audit Committee is to serve as the independent and objective body to make such examinations as are necessary to monitor the Company's financial reporting process and system of internal controls, to provide the Company's Board of Directors with the results of its examinations and recommendations derived therefrom, to outline to the Board of Directors improvements made, or to be made, in financial reporting process and internal accounting controls, to serve, together with the Company's Board of Directors, as the ultimate authority to which the independent auditors and the internal audit function are accountable and have, together with the Company's Board of Directors, the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors (or to nominate the independent auditors to be proposed for shareholder approval in any proxy statement), and to provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters which require the Board of Director's attention.

     In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

                                   MEMBERSHIP

     The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors and will consist of at least three members of the Board of Directors, each of whom: shall meet the applicable independence and experience requirements of the Securities and Exchange Commission, the Sarbanes-Oxley Act of 2002 and the Nasdaq Stock Market; provided that the Company's Board of Directors may, in its discretion, elect to take advantage of any applicable exceptions from such requirements. Determinations as to whether any particular director satisfies the requirements for membership on the Audit Committee will be made by the Company's Board of Directors.

                                RESPONSIBILITIES

     The responsibilities of the Audit Committee shall include:

          1. Reviewing the adequacy of this Charter at least annually or at such other intervals as the Audit Committee or the Company's Board of Directors determines;

          2. Reviewing on a continuing basis the adequacy of the Company's financial reporting process and system of internal controls;

          3. Reviewing on a continuing basis the activities, organizational structure and qualifications of the Company's internal audit function;

          4. Reviewing the independent auditors' proposed audit scope and approach;

          5. Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements or other reports provided to management or the Audit Committee by the independent auditors and any responses to the same by management, and any significant difficulties encountered during the course of the audit;

          6. Reviewing any significant disagreement among management, the independent auditors and internal audit in connection with the preparation of the financial statements;

          7. Reviewing with the independent auditors, internal audit and management the extent to which changes or improvements in financial or accounting practices and internal controls, as approved by the Audit Committee, have been implemented;

          8. Reviewing the performance of the independent auditors, who shall be accountable to the Board of Directors and the Audit Committee;

          9. Reviewing and discussing with the independent auditors all significant relationships that the auditors and their affiliates have with the Company and its affiliates in order to determine the auditor's independence; in this regard the Audit Committee shall: (1) request, receive and review, on a periodic basis, a formal written statement from the independent auditors delineating all relationships between the Company and the independent auditors that may reasonably be thought to bear on the independence of the independent auditors with respect to the Company; (2) discuss with the independent auditors any disclosed relationship or services that may impact the objectivity and the independence of the independent auditors; (3) take, or recommend that the Company's Board of Directors take, appropriate action to oversee the independence of the independent auditors;

          10. Reviewing and recommending to the Board of Directors the appointment of independent auditors;

          11. Reviewing and recommending to the Company's Board of Directors the fee arrangements with the independent auditors;

          12. Reviewing before release the audited financial statements and Management's Discussion and Analysis in the Company's annual report on Form 10-K;

          13. Reviewing before release the unaudited quarterly operating results in the Company's quarterly earnings release and the Company's quarterly financial statements and

          14. Management's Discussion and Analysis in the Company's quarterly reports on Form 10-Q;

          15. Reviewing and, if appropriate, approving the provision by the independent auditors of all auditing services and any non-audit services and overseeing compliance with the requirements of the Securities and Exchange Commission for independent auditor's services and disclosure of audit committee members and activities;

          16. Reviewing the independent auditors' judgment about the quality and appropriateness of accounting principles as applied in financial reporting and consider and, if appropriate, recommend to the Board significant changes to auditing and accounting principles and practices as suggested by the independent auditors, management or internal audit.

          17. Overseeing of compliance with the Company's Standards of Business Conduct and with the Foreign Corrupt Practices Act;

          18. Establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

          19. Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company's financial statements;

          20. Providing oversight and review of the Company's asset management policies, including an annual review of the Company's investment policies and performance for cash and short-term investments;

          21. If necessary, instituting special investigations and, if appropriate, hiring special counsel or experts to assist;

          22. Reviewing related party transactions for potential conflicts of interest;

          23. Providing a report in the Company's proxy statement in accordance with the requirements of Item 306 of Regulations S-K and S-B and Item 7(e)(3) of Schedule 14A; and

          24. Performing other oversight functions as requested by the Company's Board of Directors.

     In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board of Directors may delegate to it and will report, at least annually, to the Board of Directors regarding the Committee's examinations and recommendations.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors.

                                    MEETINGS

     The Audit Committee will meet at least two times each year. The Audit Committee may establish its own schedule and shall provide such schedule to the Board of Directors in advance.

     The Audit Committee will meet separately with the Company's president and separately with the Company's chief financial officer at least annually to review the financial controls of the Company. The Audit Committee will meet separately with the independent auditors of the Company at such times as it deems appropriate to review the independent auditor's examination and management report.

                                     MINUTES

     The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

                               ANNUAL EVALUATIONS

     The performance of the Committee shall be evaluated annually by the Committee members and the entire Board.

THIRD WAVE TECHNOLOGIES, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF


PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" THE DIRECTOR LISTED BELOW AND 2 BELOW.

   The undersigned stockholder of Third Wave Technologies, Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Proxy Statement of the Company dated May 5, 2006, and hereby appoints Kevin Conroy and Maneesh Arora, each of them, proxies and attorneys in fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company at 9:00 a.m. on Tuesday, June 13, 2006, and any adjournment or adjournments thereof, and to vote all shares of common stock of the Company that the undersigned would be entitled to vote if the undersigned were present, as follows:

   1. To elect as a director of the Company each of the nominees listed below, to serve for a term expiring at the 2009 Annual Meeting of Stockholders

       NAME OF NOMINEE         FOR                           WITHHELD
      -------------            ---                           --------
      Gordon F. Brunner        [ ]                             [ ]
      Lawrence Murphy          [ ]                             [ ]

   2. To ratify the appointment of Grant Thornton LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2006.

      [   ] For          [   ] Against            [   ] Abstain

   3. The undersigned shareholder(s) authorize the individuals designated to vote this proxy, to vote, in their discretion, upon any others (none known at the time of solicitation of this proxy) which properly come before the Annual Meeting or any adjournment(s) thereof.

The Board of Directors recommends a vote "FOR" each of the proposals.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

Sign exactly as your name(s) appear(s) on the stock certificate(s). A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. Executors, administrators, trustees, etc., are requested to so indicate when signing. If a stock is registered in two names, both should sign.

STOCKHOLDERS SHOULD SIGN THIS PROXY PROMPTLY AND RETURN IT IN THE ENCLOSED ENVELOPE. PLEASE RETURN ALL PAGES OF THIS PROXY.

Signature:                Date:           Signature:               Date:
          -------------        --------             ------------        -------